As filed with the Securities and Exchange Commission on February 9, 2016

Registration No. 333-196282

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 9
TO
Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

REVEN HOUSING REIT, INC.

(Exact name of registrant as specified in its governing instruments)

875 Prospect Street, Suite 304
La Jolla, California 92037
(858) 459-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad M. Carpenter
Chief Executive Officer
875 Prospect Street, Suite 304
La Jolla, California 92037
(858) 459-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel K. Donahue, Esq. Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Telephone: (949) 732-6500 Facsimile: (949) 732-6501	Joseph A. Herz, Esq. Greenberg Traurig, LLP 200 Park Avenue, 15th Floor New York, New York 10166 Telephone: (212) 801-9200 Facsimile: (212) 801-6400

Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	5,000,000	$5.75	$28,750,000.00	$3,340.75	(1)(2)

(1)	Calculated pursuant to Rule 457(g).
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 9 (Amendment No. 9) to the Registration Statement on Form S-11 (File No. 333-196282) of Reven Housing REIT, Inc. (Registration Statement) is being filed solely for the purpose of filing an exhibit as indicated in Part II of this Amendment No. 9. This Amendment No. 9 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered (excluding sales commissions), all of which are being borne by us. All expenses, except the SEC registration fee and FINRA filing fee, are estimated.

SEC registration fee	$3,341
FINRA filing fee	4,813
NASDAQ Capital Market listing fee	50,000
Legal fees and expenses	420,000
Accounting fees and expenses	100,000
Printing, engraving and postage expenses	60,000
Transfer agent and registrar fees and expenses	20,000
Miscellaneous	1,846
Total	$660,000

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities

On July 2, 2012, we issued convertible promissory notes to four accredited investors in the aggregate principal amount of $52,789 (the “July Notes”). Chad M. Carpenter, our current Chairman of the Board, President and Chief Executive Officer, is one of the investors in the July Notes. The maturity date of the July Notes was July 2, 2013, and the Notes bore interest at a rate of 10 percent per annum payable in full on the maturity date. Under the terms of the July Notes, if we consummated a financing in which we issued securities prior to the maturity date, the holders could exchange the July Notes for such our securities at the same price and on the same terms and conditions offered to the other investors in such financing, and the principal and accrued interest under the July Notes would be applied towards the purchase price of such security. We relied on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of the July Notes and our securities underlying the July Notes pursuant to Section 4(a)(2) of the Securities Act.

On October 18, 2012, we issued convertible promissory notes to certain accredited investors in the aggregate principal amount of $500,000 (the “October Notes”). Chad M. Carpenter, our current Chairman of the Board, President and Chief Executive Officer, is one of the investors in the October Notes. Additionally, the July Notes were cancelled and exchanged, along with the accrued interest due of $1,563, for new notes bearing terms identical to the October Notes for an aggregate principal balance of $554,352. The maturity date of the October Notes was the earlier of December 31, 2013, or the date on which we consummated an equity financing in which we sold shares of our capital stock with an aggregate sales price of at $5,000,000 or more (a “Qualified Equity Financing”), which occurred on September 27, 2013 (as discussed below). The October Notes bore interest at a rate of 10 percent per annum payable in full on the maturity date. In connection with the issuance of the October Notes, we also issued to the investors five-year warrants exercisable for shares of our capital stock (the “October Warrants”). The exercise price of the October Warrants was the same as the price per share of the equity securities sold to investors in a Qualified Equity Financing, and each Warrant provided for 100% warrant coverage on the principal amount of the related October Note. Because we consummated a Qualified Equity Financing prior to December 31, 2013, the holders of the October Notes at their option could convert the outstanding principal and accrued interest under the October Notes into shares of our capital stock issued in the Qualified Equity Financing at the same price and on the same terms as the investors in such financing, and the October Warrants could be exercised for such shares of capital stock at the same price and on the same terms as the investors in the Qualified Equity Financing. We relied on an exemption from the registration requirements of the Securities Act for the offer and sale of the October Notes, the October Warrants and the underlying securities pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On January 3, 2013, we issued convertible promissory notes to certain accredited investors in the aggregate principal amount of $500,000 (the “January Notes”).The maturity date of the January Notes was the earlier of December 31, 2013 or the date on which we consummated a Qualified Equity Financing. The January Notes bore interest at a rate of 10 percent per annum payable in full on the maturity date. In connection with the issuance of the January Notes, we also issued to the investors five-year warrants exercisable for shares of our capital stock issued in the Qualified Equity Financing (the “January Warrants”). Chad M. Carpenter, our current Chairman of the Board, President and Chief Executive Officer, is one of the investors in the January Notes and the January Warrants. The exercise price of the January Warrants was the same as the price per share of the equity securities sold to investors in the Qualified Equity Financing, and each Warrant provided for 100% warrant coverage on the principal amount of the related January Note. Because we consummated a Qualified Equity Financing prior to December 31, 2013, the holders of the January Notes at their option could convert the outstanding principal and accrued interest under the January Notes into shares of our capital stock issued in the Qualified Equity Financing at the same price and on the same terms as the investors in such financing, and the January Warrants could be exercised for such shares of capital stock at the same price and on the same terms as the investors in the Qualified Equity Financing. We relied on an exemption from the registration requirements of the Securities Act for the offer and sale of the January Notes, the January Warrants and the underlying securities pursuant to Section 4(a)(2) of the Securities Act and Rule 505 of Regulation D promulgated thereunder.

On September 27, 2013, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with King APEX Group Holdings II, Limited and King APEX Group Holdings III, Limited, which are funds managed by Allied Fortune (HK) Management Ltd (“Allied Fortune”), in connection with a private placement of up to 6,250,000 shares of our common stock at a price of $4.00 per share, for aggregate proceeds of up to $25 million. Xiaofan Bai, a member of our Board of Directors, is the Director of Allied Fortune and is also a beneficial owner of shares owned by King APEX Group Holdings II, Limited and King APEX Group Holdings III, Limited. There have been three closings pursuant to the Stock Purchase Agreement, described below. In connection with this private placement, we entered into a Convertible Promissory Note Conversion Agreement (the “Note Conversion Agreement”) on September 27, 2013 with certain holders of our outstanding 10% Convertible Promissory Notes (the “Bridge Notes”).

First Closing.  On September 27, 2013, we issued an aggregate of 2,750,000 shares of our common stock to the investors in the Stock Purchase Agreement for gross proceeds of $11,000,000. Also on September 27, 2013, we issued an aggregate of 225,544 shares of our common stock to the investors in the Note Conversion Agreement in exchange for cancellation of Bridge Notes in the aggregate principal amount of $902,176. These shares were issued in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities, and Rule 506 promulgated thereunder.

Second Closing.  On October 30, 2013, we issued an aggregate of 575,000 shares of our common stock to the investors in the Stock Purchase Agreement for gross proceeds of $2,300,000. These shares were issued in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder.

Third Closing.  On November 22, 2013, we issued an aggregate of 425,000 shares of our common stock to the investors in the Stock Purchase Agreement for gross proceeds of $1,700,000. These shares were issued in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder.

On April 4, 2014, we completed the closing of the first tranche of a follow-on private placement of our common stock at a purchase price of $4.00 per share with King APEX Group Holdings IV, Limited, a fund managed by Allied Fortune, for $2,700,000, and on May 16, 2014, we completed the closing of the second and final tranche for $5,900,000 with the same investor, for a total investment of $8,600,000. Xiaofan Bai, a member of our Board of Directors, is the Director of Allied Fortune and is also a beneficial owner of shares owned by King APEX Group Holdings IV, Limited. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

In February 2016, we issued a total of 22,609 shares of our common stock to our two executive officers and a consultant. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 34. Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

None.

Item 36. Financial Statements and Exhibits

(a) Financial Statements.  See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits.  The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

Item 37. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20\% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee'' table in the effective registration statement, and;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 9 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on the 9th day of February 2016.

REVEN HOUSING REIT, INC.

By:	/s/ Chad M. Carpenter Chad M. Carpenter Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 9 has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints each of Chad M. Carpenter and Thad L. Meyer as his or her attorneys-in-fact and agents, with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Chad M. Carpenter Chad M. Carpenter	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	February 9, 2016
/s/ Thad L. Meyer Thad L. Meyer	Chief Financial Officer, Chief Operating Officer and Secretary (principal financial officer and principal accounting officer)	February 9, 2016
* Jon Haahr	Director	February 9, 2016
* Xiaofan Bai	Director	February 9, 2016
* Xiaohang Bai	Director	February 9, 2016
* Siyu Lan	Director	February 9, 2016
* Christopher Gann	Director	February 9, 2016
* Richard Xinghua Wang	Director	February 9, 2016
* William Yifeng Huang	Director	February 9, 2016
*By:	/s/ CHAD M. CARPENTER Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1**	Articles of Conversion of Reven Housing REIT, Inc.
3.1**	Articles of Incorporation of Reven Housing REIT, Inc.
3.2**	Bylaws of Reven Housing REIT, Inc.
3.3	Agreement of Limited Partnership of Reven Housing REIT OP, L.P.(40)
5.1**	Opinion of Venable LLP as to the legality of the securities being registered
8.1**	Opinion of Greenberg Traurig, LLP as to certain U.S. federal income tax matters
10.1	Form of Convertible Promissory Note issued on July 2, 2012(1)
10.2	Letter Agreement dated July 24, 2012(2)
10.3†	Amended and Restated 2012 Incentive Compensation Plan(3)
10.4	Form of Convertible Promissory Note issued on October 18, 2012(4)
10.5	Form of Warrant issued on October 18, 2012(4)
10.6	Single Family Homes Real Estate Purchase and Sale Agreement with WRI Capital Group II LLC (Atlanta, Georgia)(5)
10.7	First Amendment to Real Estate Purchase and Sale Agreement with WRI Capital Group II LLC (Atlanta, Georgia)(5)
10.8	Second Amendment to Real Estate Purchase and Sale Agreement with WRI Capital Group II LLC (Atlanta, Georgia)(5)
10.9	Form of Convertible Promissory Note issued on January 3, 2013(6)
10.10	Form of Warrant issued on January 3, 2013(6)
10.11	Third Amendment to Real Estate Purchase and Sale Agreement with WRI Capital Group II LLC (Atlanta, Georgia)(7)
10.12†	Employment Agreement between Reven Housing REIT, Inc. and Chad M. Carpenter dated March 4, 2013(8)
10.13†	Employment Agreement between Reven Housing REIT, Inc. and Thad Meyer dated April 17, 2014(9)
10.14	Stock Purchase Agreement by and among Reven Housing REIT, Inc. and the purchasers identified on the signature pages thereto, dated as of September 27, 2013 (the “Stock Purchase Agreement”)(10)
10.15	First Amendment to Stock Purchase Agreement, dated December 23, 2013(11)
10.16	Voting Agreement by and among Reven Housing REIT, Inc., Chad M. Carpenter and the purchasers identified on the signature pages thereto, dated as of September 27, 2013(10)
10.17	Convertible Promissory Note Conversion Agreement by and among Reven Housing REIT, Inc. and the Note holders identified on the signature pages thereto, dated as of September 27, 2013(10)
10.18	Single Family Homes Real Estate Purchase and Sale Agreement (Houston 170)(12)
10.19	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 170)(13)
10.20	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 170)(11)
10.21	Single Family Homes Real Estate Purchase and Sale Agreement (Atlanta 173)(14)
10.22	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Atlanta 173)(15)

Exhibit Number	Exhibit
10.23	Form of Indemnification Agreement between Reven Housing REIT, Inc. and each of its officers and directors(16)
10.24	Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 48)(17)
10.25	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 61)(18)
10.26	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 61)(19)
10.27	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 60)(20)
10.28	Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 60)(21)
10.29	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 49)(22)
10.30	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 49)(23)
10.31	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 49)(20)
10.32	Agreement of Limited Partnership of Reven Housing REIT OP, L.P. (filed as Exhibit 3.3)
10.33	Single Family Homes Purchase and Sale Agreement (Memphis 14)(24)
10.34	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 14)(21)
10.35	Promissory Note, dated as of June 12, 2014, by Reven Housing Texas, LLC for the benefit of Silvergate Bank, for the principal amount of $7,570,000(25)
10.36	Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 12, 2014, by Reven Housing Texas, LLC for the benefit of Silvergate Bank (recorded with Brazoria, Chambers, Fort Bend, Galveston and Harris Counties, Texas)(25)
10.37	Holdback Agreement, dated June 12, 2014, by and between Reven Housing Texas, LLC and Silvergate Bank(25)
10.38	Unsecured Environmental Indemnity Agreement, dated as of June 12, 2014, by Reven Housing Texas, LLC for the benefit of Silvergate Bank(25)
10.39	Subordination of Management Agreement, dated as of June 12, 2014, by and between Reven Housing Texas, LLC, Silvergate Bank and Red Door Housing, LLC, as property manager(25)
10.40	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 50) dated September 9, 2014(26)
10.41	Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 22) dated September 9, 2014(26)
10.42	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 77) dated September 11, 2014(27)
10.43	Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated September 26, 2014(28)
10.44	Fifth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 60)(29)
10.45	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 14)(29)

Exhibit Number	Exhibit
10.46	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 50)(30)
10.47	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 50) dated November 12, 2014(31)
10.48	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 50) dated December 23, 2014(32)
10.49	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated January 26, 2015(33)
10.50	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 62) dated January 30, 2015(34)
10.51	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated February 27, 2015(35)
10.52	Assignment and Assumption of Single Family Homes Real Estate Purchase and Sale Agreement dated March 13, 2015 by and between Reven Housing Florida, LLC and Reven Housing Florida 2, LLC(36)
10.53	First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated March 17, 2015(37)
10.54†	Restricted Stock Agreement dated October 16, 2014 between Chad M. Carpenter and Reven Housing REIT, Inc.(38)
10.55†	Restricted Stock Agreement dated October 16, 2014 between Thad L. Meyer and Reven Housing REIT, Inc.(38)
10.56	Promissory Note, dated as of November 17, 2014, by Reven Housing Tennessee, LLC for the benefit of Silvergate Bank, for the principal amount of $3,952,140.00(38)
10.57	Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 17, 2014, by Reven Housing Tennessee, LLC for the benefit of Silvergate Bank (recorded with Brazoria, Chambers, Fort Bend, Galveston and Harris Counties, Texas)(38)
10.58	Unsecured Environmental Indemnity, dated November 17, 2014, by and between Reven Housing Tennessee, LLC and Silvergate Bank(38)
10.59	Subordination of Management Agreement, dated as of November 17, 2014, by and between Reven Housing Tennessee, LLC, Silvergate Bank and Marathon Management, LLC, as property manager(38)
10.60	Promissory Note, dated as of March 10, 2015, by Reven Housing Florida, LLC for the benefit of Silvergate Bank, for the principal amount of $3,526,985.00(38)
10.61	Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of March 10, 2015, by Reven Housing Florida, LLC for the benefit of Silvergate Bank(38)
10.62	Unsecured Environmental Indemnity, dated March 10, 2015, by and between Reven Housing Florida, LLC and Silvergate Bank(38)
10.63	Subordination of Management Agreement, dated as of March 10, 2015, by and between Reven Housing Florida, LLC, Silvergate Bank and Suncoast Property Management, LLC, as property manager(38)
10.64	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated May 14, 2015(39)
10.65	Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement Houston 100) dated May 11, 2015(39)

Exhibit Number	Exhibit
10.66	Contribution Agreement dated June 1, 2015 among Reven Housing REIT, Inc., Reven Housing GP, LLC and Reven Housing REIT OP, L.P.(40)
10.67	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated August 12, 2015(41)
10.68	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated August 13, 2015(42)
10.69	Fourth Amendment to Single Family Home Real Estate Purchase and Sale Agreement (Houston 100) dated September 23, 2015(43)
10.70	Fourth Amendment to Single Family Home Real Estate Purchase and Sale Agreement (Jacksonville 140) dated September 28, 2015(44)
10.71	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated August 12, 2015(45)
10.72	Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated August 13, 2015(46)
10.73	Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated September 23, 2015(47)
10.74	Fourth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 140) dated September 28, 2015(48)
10.75	Fifth Amendment to that Single Family Homes Real Estate Purchase and Sale Agreement dated October 13, 2015(49)
10.76	Promissory Note, dated as of October 14, 2015, by Reven Housing Florida 2, LLC for the benefit of Silvergate Bank, for the principal amount of $5,015,060(49)
10.77	Mortgages, Assignments of Leases and Rents, Security Agreements and Fixture Filings dated October 9, 2015, by Reven Housing 2 Florida, LLC for the benefit of Silvergate Bank(49)
10.78	Unsecured Environmental Indemnity Agreement, dated October 9, 2015, by Reven Housing 2 Florida, LLC for the benefit of Silvergate Bank(49)
10.79	Subordination of Management Agreement dated October 9, 2015 among Reven Housing 2 Florida, LLC for the benefit of Silvergate Bank and Suncoast Property Management, LLC(49)
10.80	Guaranty dated October 9, 2015 by Reven Housing REIT, Inc. for the benefit of Silvergate Bank(49)
10.81	Lease Agreement dated December 21, 2015 between Reven Housing REIT, Inc. and United Hansel, Inc.(50)
10.82	Fifth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement(Houston 100) dated December 29, 2015(51)
10.83	Sixth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement(Jacksonville 140) dated December 23, 2015(51)
10.84†	Amendment No. 1 dated February 1, 2016 to Employment Agreement between Reven Housing REIT, Inc. and Chad M. Carpenter dated March 4, 2013(52)
10.85†	Amendment No. 1 dated February 1, 2016 to Employment Agreement between Reven Housing REIT, Inc. and Thad Meyer dated April 17, 2014(52)
21.1**	List of Subsidiaries of Reven Housing REIT, Inc.
23.1*	Consent of PKF, Certified Public Accountants, A Professional Corporation
23.2**	Consent of Venable LLP (included in Exhibit 5.1)

Exhibit Number	Exhibit
23.3**	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1)
23.4**	Consent of The London Group Realty Advisors
23.5**	Consent of Squar Milner LLP
24.1**	Power of Attorney (included on page II-6)
99.1**	Form of Subscription Agreement
99.2**	Escrow Agreement dated November 23, 2015 between Reven Housing REIT, Inc. and U.S. Bank, N.A.
99.3**	Amendment No. 2 dated January 27, 2016 to Escrow Agreement dated November 23, 2015 between Reven Housing REIT, Inc. and U.S. Bank, N.A.
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.
†	Indicates management compensatory plan, contract or arrangement.
(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on July 9, 2012.
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on July 26, 2012.
(3)	Incorporated by reference from the Registrant’s Definitive Information Statement on Schedule 14C filed with the SEC on November 15, 2013.
(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on October 24, 2012.
(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2012.
(6)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2013.
(7)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 11, 2013.
(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 5, 2013.
(9)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2014.
(10)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on October 3, 2013.
(11)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2013.
(12)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on October 10, 2013.
(13)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 5, 2013.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2013.
(15)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2013.
(16)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2014.
(17)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2014.
(18)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2014.
(19)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2014.
(20)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2014.
(21)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on July 28, 2014.
(22)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2014.
(23)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2014.
(24)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 10, 2014.
(25)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 18, 2014.
(26)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on September 11, 2014.
(27)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on September 17, 2014.
(28)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on September 30, 2014.
(29)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on October 27, 2014.
(30)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2014.
(31)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 14, 2014.
(32)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2014.
(33)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 29, 2015.
(34)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on February 4, 2015.
(35)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2015.
(36)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2015.
(37)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 18, 2015.
(38)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.
(39)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 14, 2015.

(40)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2015.
(41)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A dated September 26, 2014 filed with the SEC on August 14, 2015.
(42)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A dated February 27, 2015 filed with the SEC on August 14, 2015.
(43)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 25, 2015.
(44)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed with the SEC on September 29, 2015.
(45)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A dated September 26, 2014 and filed with the SEC on August 14, 2015.
(46)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A dated February 27, 2015. and filed with the SEC on August 14, 2015.
(47)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A dated September 26, 2014 and filed with the SEC on September 25, 2015.
(48)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A dated February 27, 2015 and filed with the SEC on September 29, 2015.
(49)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2015.
(50)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 22, 2015.
(51)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2015.
(52)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2016.